Exhibit (e)(37)

PRINCIPAL STOCKHOLDERS

As of the Record Date, we had issued and outstanding and entitled to vote at the Annual Meeting, 52,202,104 shares of Series A Common Stock and 41,298,648 shares of Series B Common Stock.

The following table sets forth information as of the Record Date regarding the beneficial ownership of our Series A Common Stock and the Series B Common Stock by (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director and each of our executive officers named in the Summary Compensation Table; and (iii) all of our directors and executive officers as a group.  Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock. The number of shares set forth below includes those shares issuable pursuant to options and conversion rights that are exercisable within 60 days of March 16, 2007.

	Series A Common Stock Beneficial Ownership(2)		Series B Common Stock Beneficial Ownership
Name and Address (1)	Number	Percent of Series (%)	Number		Percent of Series (%)
David J. Barrett(3)	927,850	1.8%	—		—
Harry T. Hawks(4)(5)	425,033	*	—		—
Steven A. Hobbs(6)	46,250
Terry Mackin(7)	182,853	*	—		—
Philip M. Stolz(8)	315,406	*	—		—
Bob Marbut(4)(9)	374,861	*	—		—
Frank A. Bennack, Jr.	25,000	*	—		—
John G. Conomikes	20,000	*	—		—
Ken J. Elkins(10)	38,540	*	—		—
Victor F. Ganzi	50,000	*	—		—
George R. Hearst, Jr.	15,000	*	—		—
William Randolph Hearst III(11)	45,000	*	—		—
Gilbert C. Maurer	10,000	*	—		—
Michael E. Pulitzer(10)(12)	128,237	*	—		—
David Pulver(4)(13)	113,156	*	—		—
Caroline L. Williams(14)	60,446	*	—		—
All Company directors and executive officers as a group (16 persons)(15)	2,777,632	5.3%	—		—
Hearst Broadcasting, Inc.(6)	27,501,980	52.7%	41,298,648	(17)	100%
Private Capital Management(18)	8,465,462	16.2%	—		—

*	Represents beneficial ownership of less than 1% of the issued and outstanding shares of Series A Common Stock.

37

(1)	Unless otherwise indicated, the address of each person or entity named in the table is c/o Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019.
(2)

Number and percent of outstanding Series A Common Stock does not include any shares of Series A Common Stock issuable upon the conversion of the Series B Common Stock and 7.5% Preferred Securities into Series A Common Stock.

(3)	Includes 911,116 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(4)	Indicates that such person is a party to a Registration Rights Agreement with the Company dated as of August 29, 1997.
(5)	Includes 343,334 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(6)	Includes 40,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(7)	Includes 170,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(8)	Includes 306,668 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(9)

Includes 10,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007 and 4,000 shares of Series A Common Stock held by the Argyle Foundation, a charitable foundation established by Mr. Marbut.

(10)	Includes 26,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(11)	Includes 34,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(12)	Indicates that such person is a party to a Registration Rights Agreement with the Company dated May 25, 1998.
(13)	Includes 45,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(14)	Includes 45,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(15)	Includes 1,931,118 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(16)	Does not include 986,131 shares of Series A Common Stock issuable pursuant to the potential conversion of 7.5% Preferred Securities owned by Hearst Broadcasting.

The Hearst Family Trust is the sole common stockholder of Hearst, which is the sole stockholder of Hearst Holdings, which is the sole stockholder of Hearst Broadcasting. The address of The Hearst Family Trust is 300 West 57th Street, New York, New York 10019. The address of Hearst, Hearst Holdings and Hearst Broadcasting is 300 West 57th Street, New York, New York 10019.

(17)

Indicates the number of shares of Series B Common Stock held by Hearst Broadcasting. The shares of Series B Common Stock are convertible at any time at the option of the holder on a share-for-share basis into shares of Series A Common Stock.

(18)

Based on the Schedule 13G, Amendment No. 2, filed by Private Capital Management, L.P. (“PCM”) on February 14, 2007 reporting beneficial ownership of our Series A Common Stock as of December 31, 2006. The address of PCM is 8889 Pelican Bay Blvd, Suite 500, Naples, FL 34108.

38